Independence Realty Trust Announces First Quarter 2015 Financial Results

PHILADELPHIA, PA — May 1, 2015 — Independence Realty Trust, Inc. (“IRT”) (NYSE MKT: IRT) today announced its first quarter 2015 financial results.

Highlights

•	Core funds from operations (“CFFO”) increased 127% to $5.9 million for the quarter ended March 31, 2015 from $2.6 million for the quarter ended March 31, 2014.

•	CFFO per share increased 12% to $0.19 for the quarter ended March 31, 2015 from $0.17 for the quarter ended March 31, 2014.

•	Total revenues grew 168% to $21.7 million for the quarter ended March 31, 2015 from $8.1 million for the quarter ended March 31, 2014.

•	Operating income increased 192% to $3.8 million for the quarter ended March 31, 2015 from $1.3 million for the quarter ended March 31, 2014.

Financial Results

IRT reported CFFO, a non-GAAP financial measure, of $5.9 million for the three-month period ended March 31, 2015, or $0.19 per share — diluted based on 31.8 million weighted-average shares outstanding – diluted, as compared to CFFO for the three-month period ended March 31, 2014 of $2.6 million, or $0.17 per share – diluted based on 15.2 million weighted-average shares outstanding – diluted. IRT reported a net loss allocable to common stock for the three-month period ended March 31, 2015 of $0.2 million, or $(0.01) per share — diluted based on 31.8 million weighted-average shares outstanding – diluted, as compared to net income allocable to common stock for the three-month period ended March 31, 2014 of $2.9 million, or $0.19 per share – diluted based on 15.2 million weighted-average shares outstanding – diluted.

A reconciliation of IRT’s reported net income (loss) to its funds from operations (“FFO”) and CFFO is included as Schedule I to this release. Schedule I also includes management’s rationale for the usefulness of each of these non-GAAP financial measures.

Distributions

On April 13, 2015, IRT’s Board of Directors declared monthly cash dividends for the second quarter of 2015 on IRT’s shares of common stock in the amount of $0.06 per share per month. The monthly dividends total $0.18 per share for the second quarter. The month for which each dividend was declared is set forth below, with the relevant amount per share, record date and payment date set forth opposite the month:

Month	Amount	Record Date	Payment Date

April 2015	$0.06	04/30/2015	05/15/2015
May 2015	$0.06	05/29/2015	06/15/2015
June 2015	$0.06	06/30/2015	07/15/2015

Key Statistics
(Unaudited and dollars in thousands, except per share and per unit information)

As of or For the Three-Month Periods Ended

	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Financial Statistics:
Total revenue	$21,700	$16,362	$13,057	$11,649	$8,135
Earnings (loss) per share-diluted	$(0.01)	$0.01	—	$(0.01)	$0.19
Funds from Operations (“FFO”) per share	$0.18	$0.14	$0.14	$0.18	$0.33
Core funds from operations (“CFFO”) per share	$0.19	$0.17	$0.17	$0.19	$0.17
Dividends declared per common share	$0.18	$0.18	$0.18	$0.18	$0.18
Total Shares Outstanding	31,894,751	31,800,076	25,801,540	17,751,540	17,742,540
Apartment Property Portfolio:
Reported investments in real estate at cost	$689,867	$689,112	$444,050	$362,323	$320,437
Net operating income	$11,562	$8,660	$6,905	$6,064	$4,147
Number of properties owned	30	30	22	19	17
Multifamily units owned	8,819	8,819	6,470	5,342	4,970
Portfolio weighted average occupancy	94.0%	92.7%	92.6%	93.1%	93.9%
Same store portfolio weighted average occupancy	94.2%	93.1%	92.3%	94.9%	95.0%
Weighted average monthly effective rent per unit (1)	$827	$788	$791	$764	$730
Same Store weighted average monthly effective rent per unit	$792	$785	$778	$761	$765

(1)	Weighted average monthly effective rent per occupied unit represents the average monthly rent collected for all occupied units after giving effect to tenant concessions. We do not report average effective rent per unit in the month of acquisition as it is not representative of a full month of operations.

Properties

The following table presents an overview of our apartment portfolio as of March 31, 2015:

						Average Monthly
			Year			Effective
		Acquisition	Built or		Physical	Rent per
Property Name	Location	Date	Renovated(1)	Units (2)	Occupancy (3)	Occupied Unit(4)

Belle Creek	Henderson, CO	4/29/2011	2011	162(5)	96.30%	$1,068
Copper Mill	Austin, TX	4/29/2011	2010	320	97.50%	838
Crestmont	Marietta, GA	4/29/2011	2010	228	92.98%	775
Cumberland Glen	Smyrna, GA	4/29/2011	2010	222	95.95%	741
Heritage Trace	Newport News, VA	4/29/2011	2010	200	88.50%	698
Tresa at Arrowhead	Phoenix, AZ	4/29/2011	2006	360	96.11%	865
Centrepoint	Tucson, AZ	12/16/2011	2006	320	95.31%	845
Runaway Bay	Indianapolis, IN	10/11/2012	2002	192	95.31%	923
Berkshire Square	Indianapolis, IN	9/19/2013	2012	354	90.96%	589
The Crossings	Jackson, MS	11/22/2013	2012	432	93.06%	740
Reserve at Eagle Ridge	Waukegan, IL	1/31/2014	2008	370	94.59%	935
Windrush	Edmond, OK	2/28/2014	2011	160	98.13%	778
Heritage Park	Oklahoma City, OK	2/28/2014	2011	453	88.96%	642
Raindance	Oklahoma City, OK	2/28/2014	2011	504	92.46%	544
Augusta	Oklahoma City, OK	2/28/2014	2011	197	96.45%	724
Invitational	Oklahoma City, OK	2/28/2014	2011	344	89.83%	677
King’s Landing	Creve Coeur, MO	3/31/2014	2005	152	96.13%	1,576
Carrington Park	Little Rock, AR	5/07/2014	1999	202	95.05%	1,011
Arbors at the Reservoir	Ridgeland, MS	6/04/2014	2000	170	96.47%	1,082
Walnut Hill	Cordova, TN	8/28/2014	2001	360	91.39%	876
Lenoxplace	Raleigh, NC	9/05/2014	2012	268	96.27%	822
Stonebridge	Cordova, TN	9/15/2014	1994	500	91.20%	751
Bennington Pond	Groveport, OH	11/24/2014	2000	240	97.50%	781
Prospect Park	Louisville, KY	12/08/2014	1990	138	89.13%	876
Brookside	Louisville, KY	12/08/2014	1987	224	95.54%	764
Jamestown	Louisville, KY	12/08/2014	1970	355	93.24%	1,004
Meadows	Louisville, KY	12/08/2014	1988	400	98.50%	763
Oxmoor	Louisville, KY	12/08/2014	1999-2000	432	94.44%	945
Stonebridge at the Ranch	Little Rock, AR	12/16/2014	2005	260	95.38%	906
Iron Rock Ranch	Austin, TX	12/30/2014	2001-2002	300	95.67%	1,161

Total/Weighted Average.				8,819	93.97%	$827

(1)	All dates are for the year in which a significant renovation program was completed, except for Runaway Bay, Arbors at the Reservoir, King’s Landing, Walnut Hill, Stonebridge, Bennington Pond, Prospect Park, Brookside, Jamestown, Meadows, Oxmoor, Stonebridge at the Ranch and Iron Rock Ranch which is the year construction was completed.

(2)	Units represent the total number of apartment units available for rent at March 31, 2015.

(3)	Physical occupancy for each of our properties is calculated as (i) total units rented as of March 31, 2015 divided by (ii) total units available as of March 31, 2015, expressed as a percentage.

(4)	Average monthly effective rent per occupied unit represents the average monthly rent for all occupied units for the three-month period ended March 31, 2015.

(5)	Includes 6,256 square feet of retail space in six units, of which 1,010 square feet of space is occupied by RAIT Residential for use as the leasing office. The remaining 5,246 square feet of space is 86% occupied by four tenants with an average monthly base rent of $1,623, or $16 per square foot per year. These four tenants are principally engaged in the following businesses: grocery, retail and various retail services.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on

Friday, May 1, 2015 from the investor relations section of the IRT website at www.irtreit.com or by dialing 1.877.703.6106, access code 50197578. For those who are not available to listen to the live call, the replay will be available shortly following the live call on IRT’s website and telephonically until Friday, May 8, 2015, by dialing 888.286.8010, access code 69032060.

About Independence Realty Trust, Inc.

Independence Realty Trust, Inc. (NYSE MKT: IRT) is a real estate investment trust that seeks to own well-located apartment properties in geographic submarkets that it believes support strong occupancy and the potential for growth in rental rates. IRT seeks to provide stockholders with attractive risk-adjusted returns, with an emphasis on distributions and capital appreciation. IRT is externally advised by a wholly-owned subsidiary of RAIT Financial Trust (NYSE: RAS).

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “trend”, “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, those disclosed in IRT’s filings with the Securities and Exchange Commission. IRT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust, Inc. Contact
Andres Viroslav
215.243.9000
aviroslav@irtreit.com

Independence Realty Trust, Inc.
Consolidated Statements of Operations
(Dollars in thousands, except share and per share information)
(unaudited)

	For the Three-Month
	Period Ended
	March 31
	2015	2014
Revenues:
Rental income	$19,443	$7,353
Tenant reimbursement income	950	366
Other income	1,307	416

Total revenue	21,700	8,135
Expenses:
Property operating expenses	10,138	3,988
General and administrative expenses	499	168
Asset management fees	1,212	146
Acquisition expenses	33	362
Depreciation and amortization	6,038	2,123

Total expenses	17,920	6,787

Operating income	3,780	1,348
Interest expense	(4,022)	(1,299)
Interest income	1	4
Gain (loss) on assets	—	2,882

Net income (loss):	(241)	2,935
(Income) loss allocated to non-controlling interests	8	—

Net income (loss) allocable to common stock	$(233)	$2,935

Earnings (loss) per share:
Basic	$(0.01)	$0.19

Diluted	$(0.01)	$0.19

Weighted-average shares:
Basic	31,768,468	15,198,096

Diluted	31,768,468	15,213,951

Independence Realty Trust, Inc.
Consolidated Balance Sheets
(Dollars in thousands, except share and per share information)
(unaudited)

	As of	As of
	March 31,	December 31,
	2015	2014
Assets:
Investments in real estate:
Investments in real estate at cost	$689,867	$689,112
Accumulated depreciation	(27,261)	(23,376)

Investments in real estate, net	662,606	665,736
Cash and cash equivalents	19,084	14,763
Restricted cash	6,228	5,206
Accounts receivable and other assets	1,818	2,270
Intangible assets, net of accumulated amortization of $4,177 and $4,346, respectively	1,342	3,251
Deferred costs, net of accumulated amortization of $665 and $505, respectively	2,954	2,924

Total assets	$694,032	$694,150

Liabilities and Equity:
Indebtedness	$422,613	$418,901
Accounts payable and accrued expenses	10,691	8,353
Accrued interest payable	31	49
Dividends payable	1,982	1,982
Other liabilities	1,860	1,831

Total liabilities	437,177	431,116
Equity:
Stockholders’ equity:	—	—
Preferred stock, $0.01 par value; 50,000,000 shares authorized, 0 and 0 shares issued and outstanding, respectively
Common stock, $0.01 par value; 300,000,000 shares authorized, 31,894,751 and 31,800,076 shares issued and outstanding, including 124,000 and 36,000 unvested restricted common stock awards, respectively	318	318
Additional paid-in capital	267,695	267,683
Retained earnings (accumulated deficit)	(22,680)	(16,728)

Total shareholders’ equity	245,333	251,273
Non-controlling interests	11,522	11,761

Total Equity	256,855	263,034

Total liabilities and equity	$694,032	$694,150

Schedule I
Independence Realty Trust, Inc.
Reconciliation of Net income (loss) Allocable to Common Stock and
Funds From Operations (“FFO”) and
Core Funds From Operations (“CFFO”) (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three-Month Period Ended
	March 31,
	2015		2014
	Amount	Per Share (2)	Amount	Per Share (3)

Funds From Operations:
Net income (loss)	$(241)	$(0.01)	$2,935	$0.19
Adjustments:
Real estate depreciation and amortization	6,038	0.19	2,123	0.14

Funds From Operations	$5,797	$0.18	$5,058	$0.33

Core Funds From Operations:
Funds From Operations	$5,797	$0.18	$5,058	$0.33
Adjustments:
Acquisition fees and expenses	33	0.00	362	0.03
Equity based compensation	70	0.01	31	0.00
(Gains) losses on assets	—	—	(2,882)	(0.19)

Core Funds From Operations	$5,900	$0.19	$2,569	$0.17

(1)	IRT believes that FFO and CFFO, each of which is a non-GAAP measure, are additional appropriate measures of the operating performance of a REIT and IRT in particular. IRT computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss allocated to common stock (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles.

CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including acquisition expenses, expensed costs related to the issuance of shares of our common stock, gains or losses on real estate transactions and equity-based compensation expenses, from the determination of FFO. IRT incurs acquisition expenses in connection with acquisitions of real estate properties and expenses those costs when incurred in accordance with U.S. GAAP. As these expenses are one-time and reflective of investing activities rather than operating performance, IRT adds back these costs to FFO in determining CFFO.

IRT’s calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, IRT’s CFFO may not be comparable to CFFO reported by other REITs. IRT’s management utilizes FFO and CFFO as measures of IRT’s operating performance, and believes they are also useful to investors, because they facilitate an understanding of IRT’s operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition expenses and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare IRT’s operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, IRT also believes that FFO and CFFO may provide IRT and our investors with an additional useful measure to compare IRT’s financial performance to certain other REITs. IRT also uses CFFO for purposes of determining the quarterly incentive fee, if any, payable to our advisor. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income as an indicator of IRT’s operating performance or as an alternative to cash flow from operating activities as a measure of IRT’s liquidity.

(2)	Based on 31,768,468 weighted-average shares outstanding-diluted for the three-month period ended March 31, 2015.

(3)	Based on 15,213,951 weighted-average shares outstanding-diluted for the three-month period ended March 31, 2014.